Execution Version

STOCK PURCHASE AND SALE AGREEMENT
This Stock Purchase and Sale Agreement (the “Agreement) is entered into on the 14th day of September 2018, by and among R/C Energy IV Direct Partnership, L.P., a Delaware limited partnership (“R/C Energy”), R/C IV Liberty Holdings, L.P., a Delaware limited partnership (“R/C Liberty”), Riverstone/Carlyle Energy Partners IV, L.P., a Delaware limited partnership (“Riverstone/Carlyle” and, together with R/C Energy and R/C Liberty, the “Riverstone Sellers”), and Liberty Oilfield Services Inc., a Delaware corporation (the “Company”).
WHEREAS, the Riverstone Sellers desire to sell a portion of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), held by such Riverstone Sellers; and
WHEREAS, the Company desires to repurchase from the Riverstone Sellers the Purchased Shares (as defined below).
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:
ARTICLE I
PURCHASE AND SALE
1.1    PURCHASE OF SHARES. On the terms and subject to the conditions of this Agreement, at the Closing (as defined below), (i) R/C Energy shall sell, assign, transfer and deliver to the Company, and the Company shall acquire from R/C Energy, 751,436 shares of Class A Common Stock owned by R/C Energy, (ii) R/C Liberty shall sell, assign, transfer and deliver to the Company, and the Company shall acquire from R/C Liberty, 1,730,689 shares of Class A Common Stock owned by R/C Liberty, (iii) Riverstone/Carlyle shall sell, assign, transfer and deliver to the Company, and the Company shall acquire from Riverstone/Carlyle, 9,035 shares of Class A Common Stock owned by Riverstone/Carlyle (collectively, the “Purchased Shares”) in exchange for cash in an aggregate amount calculated at a price per Purchased Share equal to $18.9618105 (the “Purchase Price”).
ARTICLE II
THE CLOSING
2.1    CLOSING; CLOSING DELIVERIES.
(a)    Subject to clause (d) below, the closing shall take place on the date hereof, at a time and place mutually agreed by parties (the “Closing”).
(b)    At the Closing, each of the Riverstone Sellers shall cause the applicable Purchased Shares to be transferred to the Company (and such transfer to be reflected on the share registry of the Company) free and clear of all liens, claims, security interests, pledges, charges and other encumbrances.

(c)    At the Closing, the Company shall deliver by wire transfer to the accounts to be designated by the Riverstone Sellers immediately available funds in U.S. dollars in an amount equal to the applicable Purchase Price.
(d)    The obligations of the parties hereto to consummate the transaction contemplated hereby shall be subject to the satisfaction at the Closing of the condition that there shall be no statute, regulation, injunction, restraining or other order, rule or decree of any nature of any local, state, federal or foreign court, arbitrator, arbitral tribunal, or other governmental, administrative or regulatory entity, agency, instrumentality or authority (collectively, a “Governmental Authority”) that is in effect that prohibits, restricts or prevents consummation of the transaction contemplated hereby.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
To induce the Riverstone Sellers to enter into this Agreement, the Company hereby represents and warrants to the Riverstone Sellers as follows:
3.1    CORPORATE POWER AND AUTHORITY. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to enter into and deliver this Agreement, to perform its obligations hereunder and to consummate the transaction contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery by each of the Riverstone Sellers) constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms subject to (a) applicable bankruptcy, insolvency, fraudulent conveyance and other similar laws and (b) general principles of equity, including equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.
3.2    CONFLICTS; CONSENTS AND APPROVALS. The execution and delivery of this Agreement and the consummation of the transaction contemplated by this Agreement do not and will not (a) violate, conflict with, or result in a breach of any provision of, or constitute a default under, the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws; (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company; or (c) require any action or consent or approval of, or review by, or registration of material filing by the Company, other than any filing required pursuant to the Securities Exchange Act of 1934, as amended, with any Governmental Authority, except as set forth herein.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE RIVERSTONE SELLERS
To induce the Company to enter into this Agreement, each Riverstone Seller represents and warrants to the Company as follows:

4.1    TITLE TO SHARES. Such Riverstone Seller owns beneficially its respective Purchased Shares and has good title, free and clear of all liens, claims, security interests, pledges, charges and other encumbrances, to its respective Purchased Shares.
4.2    POWER AND AUTHORITY. Such Riverstone Seller is duly organized and validly existing under the laws of the state of Delaware. Such Riverstone Seller has all requisite power and authority to enter into and deliver this Agreement, to perform its obligations hereunder and to consummate the transaction contemplated by this Agreement. The execution, delivery and performance of this Agreement by such Riverstone Seller has been duly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by such Riverstone Seller and (assuming due authorization, execution and delivery by the Company and the other Riverstone Sellers) constitutes the legal, valid and binding obligations of such Riverstone Seller, enforceable against it in accordance with its terms subject to (a) applicable bankruptcy, insolvency, fraudulent, conveyance and other similar laws and (b) general principles of equity, including equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.
4.3    CONFLICTS; CONSENTS AND APPROVALS. The execution and delivery of this Agreement and the consummation of the transaction contemplated by this Agreement does not and will not (a) violate, conflict with, or result in a breach of any provision of, or constitute a default under, such Riverstone Seller’s governing or organizational documents; (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Riverstone Seller; or (c) require any action or consent or approval of, or review by, or registration or material filing, other than filings pursuant to the federal securities laws, by it with any Governmental Authority except as set forth herein.
ARTICLE V
ADDITIONAL COVENANTS
5.1    TRANSFER TAXES. The Riverstone Sellers shall be responsible for the payment of any stock transfer or similar taxes in connection with the transaction contemplated by this Agreement.
5.2    RELATED AGREEMENTS. The Riverstone Sellers agree to cooperate with the Company in publicly announcing this transaction via a mutually acceptable press release.
5.3    FURTHER ASSURANCES.
(a)    Each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, to do or cause to be done all things necessary, proper or advisable under applicable law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and to consummate and make effective the transaction contemplated by this Agreement.
(b)    Each of the Company and the Riverstone Sellers agrees to cooperate and use its reasonable best efforts to contest and resist any action, including, without limitation,

administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect that restricts, prevents or prohibits the consummation of the transaction contemplated by this Agreement, including, without limitation, by pursuing all reasonably available avenues of administrative and judicial appeal.
ARTICLE VI
MISCELLANEOUS
6.1    COUNTERPARTS. This Agreement may be executed in any number of counterparts, which together shall constitute one and the same Agreement. The parties may execute more than one copy of the Agreement, each of which shall constitute an original. This Agreement may be delivered via facsimile or email/pdf, it being the express intent of the parties that such Agreement signed and delivered via facsimile or email/pdf shall have the same force and effect as if it was an original.
6.2    ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements, understandings, arrangements or representations by or between the parties, written and oral, with respect to the subject matter hereof.
6.3    THIRD PARTY BENEFICIARIES. Nothing in this Agreement, express or implied, is intended or shall be construed to create any third-party beneficiaries.
6.4    GOVERNING LAW; JURISDICTION. This Agreement shall be governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof. Each party irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America, in each case located in the State of Delaware, for any action or proceeding arising out of or relating to this Agreement and the transaction contemplated by this Agreement (and agrees not to commence any action except in any such court). Each party irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding in the courts of the State of Delaware or of the United States of America, in each case located in the State of Delaware, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any action or proceeding brought in any such court has been brought in an inconvenient forum. Each party irrevocably and unconditionally waives any right it may have to a trial by jury in connection with any action or proceeding arising out of or relating to this Agreement and the transaction contemplated by this Agreement.
6.5    SPECIFIC PERFORMANCE. The transaction contemplated by this Agreement is unique. Accordingly, each of the parties acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to a decree of specific performance and injunctive and other equitable relief.
6.6    AMENDMENT. This Agreement may not be altered, amended or supplemented except by an agreement in writing signed by each of the parties hereto.

6.7    NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by facsimile, by courier service or by registered or certified mail to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.7);
If to the Riverstone Sellers, to:
R/C IV Liberty Holdings, L.P.
712 Fifth Avenue, 51st Floor
New York, New York 10019
Attn: General Counsel
E-mail: scoats@riverstonellc.com
If to the Company, to:
Liberty Oilfield Services Inc.
950 17th Street, Suite 2400
Denver, Colorado 80202
Attn: R. Sean Elliott
E-mail: sean.elliott@libertyfrac.com

With a copy to:
Vinson & Elkins L.L.P.
1001 Fannin Street, Suite 2500
Houston, Texas 77002
Attn: David P. Oelman
6.8    ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.
6.9    FEES AND EXPENSES. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transaction contemplated by this Agreement shall be the responsibility of and shall be paid by the party incurring such fees or expenses, whether or not the transaction contemplated by this Agreement is consummated.

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed by its officer thereunto duly authorized as of the date first written above.
Liberty Oilfield Services Inc.

By:    /s/ Michael Stock
Name:    Michael Stock
Title:    Chief Financial Officer

R/C IV Liberty Holdings, L.P.

By:	Riverstone/Carlyle Energy Partners IV, L.P., its general partner

By:     R/C Energy GP IV, LLC, its general partner

By:    /s/ Peter Haskopoulos
Name:    Peter Haskopoulos
Title:    Authorized Person

R/C Energy IV Direct Partnership, L.P.

By:	Riverstone/Carlyle Energy Partners IV, L.P., its general partner

By:     R/C Energy GP IV, LLC, its general partner

By:    /s/ Peter Haskopoulos
Name:    Peter Haskopoulos
Title:    Authorized Person

Riverstone/Carlyle Energy Partners IV, L.P.

By:     R/C Energy GP IV, LLC, its general partner

By:    /s/ Peter Haskopoulos
Name:    Peter Haskopoulos
Title:    Authorized Person

Signature Page to Stock Purchase Agreement